Exhibit 31

CERTIFICATIONS

I, Pedro Lichtinger, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Asterias Biotherapeutics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

January 13, 2015

s/ Pedro Lichtinger
Pedro Lichtinger
Principal Executive Officer

CERTIFICATIONS

I, Robert W. Peabody, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Asterias Biotherapeutics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 13, 2015

s/ Robert W. Peabody
Robert W. Peabody
Principal Financial Officer